EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS

McGladrey & Pullen
Certified Public Accountants

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement of First Federal Bankshares, Inc. on Form S-8 of our report, dated August 6, 2004, appearing in this Annual Report on Form 10-K of First Federal Bankshares, Inc. for the year ended June 30, 2004.


                                                  McGLADREY & PULLEN, LLP

Des Moines, Iowa
September 28, 2004

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                          Independent Auditors' Consent

The Board of Directors
First Federal Bankshares, Inc.:

We consent to incorporation by reference in the Registration Statement on Form S-8 of First Federal Bankshares, Inc. of our report dated August 8, 2003, relating to the consolidated balance sheets of First Federal Bankshares, Inc. and subsidiaries as of June 30, 2003, and the related consolidated statements of operations, changes in stockholders' equity and comprehensive income, and cash flows for each of the years in the two-year period ended June 30, 2003, which report appears in the June 30, 2004, annual report on Form 10-K of First Federal Bankshares, Inc.


                                  /s/ KPMG LLP

Des Moines, Iowa
September 24, 2004